UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Decorize, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECORIZE, INC. 1938 E. Phelps Springfield, MO 65802

NOTICE
OF
ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, October 13, 2004

To our Stockholders:

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Annual Meeting”) of Decorize, Inc. (the “Company”) will be held at High Point International Home Furnishings Market, C & D Building, 201 W. Commerce Avenue Suite 1A, High Point, North Carolina , at 8:00 a.m., local time, on Wednesday, October 13, 2004, for the following purposes:

1.	To elect six (6) directors to hold office until the next Annual Meeting of the Company when their respective successors are elected and qualified, or upon their earlier retirement, resignation or removal;

2.	To ratify the appointment of BKD, LLP as the Company’s independent public accountants for the 2005 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on September 9, 2004, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

      A Proxy Statement that describes the foregoing proposals and a form of proxy accompany this notice.

By Order of the Board of Directors

Gaylen Ball
Secretary

Springfield, Missouri September 14, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

DECORIZE, INC. 1938 E . Phelps Springfield, Missouri 65802 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS Wednesday, October 13, 2004

      This Proxy Statement is furnished to stockholders of Decorize, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on Wednesday, October 13, 2004, at High Point International Home Furnishings Market, C & D Building, 201 W. Commerce Avenue Suite 1A, High Point, North Carolina, and at all adjournments or postponements thereof. At the Annual Meeting, our stockholders will be asked to consider the matters set forth in the attached Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     Proxies in the form enclosed with this Proxy Statement will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. Proxies may be revoked at any time before they are voted by giving written notice to the Secretary of the Company.

     This Proxy Statement and the enclosed form of proxy were first mailed to stockholders of the Company on or about September 14, 2004.

QUORUM AND VOTING

     Record Date. The record date for the Annual Meeting ("Record Date”) is September 9, 2004. Only holders of record of the Company’s common stock, $.001 par value per share ("Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

     Voting Stock. The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 13,136,735 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

     Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

     Voting by Street Name Holders. If a stockholder owns shares in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker “non-votes”).

      Required Vote. To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the six nominees receiving the greatest number of votes will be elected). Any shares voted as abstentions and broker “non-votes” on any matter (or a withheld authority vote as to directors) are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted in favor of such matter. An abstention has the effect of a vote against any matter coming before the Annual Meeting, other than the election of directors. The effect of broker “non-votes” on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If the proxy indicates that the broker does not have discretionary authority to vote on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Abstentions and broker “non-votes” are not counted for purposes of the election of directors, since those positions will be filled by a plurality of the votes actually cast at the Annual Meeting. Accordingly, abstentions and broker “non-votes” have the effect of a vote against any proposal that requires the affirmative approval of a majority of the outstanding shares of Common Stock, but have no effect with respect to proposals requiring only the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the election of directors, because they are not included for purposes of this calculation.

     Default Voting. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying form of proxy, but does not indicate any voting instructions, such stockholder’s shares will be voted as follows:

(i)	FOR the election of each nominee listed under Proposal I as a director of the Company;

(ii)	FOR the ratification of the appointment of BKD, LLP as the Company’s independent public accountants for the 2005 fiscal year; and

(iii)	at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

     If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.

PROPOSAL I ELECTION OF DIRECTORS

Number of Directors

     The Bylaws of the Company provide that the number of directors may be determined from time to time by the Board of Directors. The current number of members of the Board of Directors is nine. However, Timothy M. Dorgan, who currently serves as a director of the Company, will not stand for reelection at the Annual Meeting. Accordingly, the Board of Directors has approved the reduction of the number of Directors to eight, effective as of the date of the Annual Meeting. In the event any director nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management knows of no reason why any director nominee would be unable to serve.

Nominees

      At the Annual Meeting, the holders of Common Stock as of the Record Date will consider the nominees and elect six members of the Company’s Board of Directors. The Board of Directors has nominated Kevin Bohren, Richard Chalker, Fabian Garcia, Ron Jones, James K. Parsons and J. Michael Sandel for reelection as directors of the Company. The nominees are currently serving as directors of the Company, and if they are reelected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the nominees has indicated his willingness to serve the full term. Information with respect to each of the nominees is provided below.

     The Board of Directors recommends that you vote FOR the election of each of the following nominees as directors of the Company.

KEVIN BOHREN. Mr. Bohren was elected a director of the Company on June 29, 2001, and was appointed as the Chairman of the Board on August 25, 2003. Mr. Bohren serves as a member of the Audit Committee and the Compensation Committee. Mr. Bohren is also Chairman of the Board of BigTick Financial Services, Inc., a financial services start-up company in Chicago, Illinois. Prior to his involvement with BigTick, Mr. Bohren served as Vice President, Business Development and Communications with RLX Technologies. From 1997 to 1998, Mr. Bohren served as President and Chief Executive Officer of Traveling Software Company. Mr. Bohren worked with Compaq Computer Corp. for 14 years until 1997, serving in various capacities including Vice President and General Manager of the Commercial Desktop Division, Vice President for Consumer Product Marketing, and Vice President for Systems Marketing. Mr. Bohren earned a Bachelor of Arts degree from the University of Minnesota.

RICHARD B. CHALKER, JR. Mr. Chalker was elected a director of the Company on May 5, 2004. Mr. Chalker serves as Chairman of the Audit Committee. Mr. Chalker retired from Hallmark Cards Inc. in March of 2004, after over eight years with Hallmark, where he was Division Vice President - Tax & Customs responsible for the worldwide Tax and Customs Oversight functions. Prior to this he served as Chief Financial Officer of Thompson’s Pet Pasta Products, Inc. From 1962 to 1994 Mr. Chalker was employed with Ernst & Young, LLP, including nineteen years as a partner in the firm specializing in taxation matters. He serves on the Board of Directors, Audit, and Compensation committees of PBI/Gordon Corporation and serves on the Board of Directors of QC Holdings, Inc. Mr. Chalker earned a Bachelor of Science from Yale University and a J.D. from DePaul University. He is a CPA and passed the Illinois Bar examination.

FABIAN GARCIA. Mr. Garcia was elected a director of the Company on June 29, 2001. Mr. Garcia serves on the Compensation Committee. From 2003 to the present, Mr. Garcia has served as President, Asia-Pacific Division of Colgate - Palmolive Company. From 2002 to 2003, Mr. Garcia served as Sr. Vice President International for The Timberland Co. From 1996 to 2002, Mr. Garcia served as President of Chanel Asia Pacific. From 1994 to 1996, Mr. Garcia served as Vice President and General Manager of Max Factor-Japan.

RON JONES. Mr. Jones was elected a director of the Company on May 17, 2004. Mr. Jones retired from Sealy Inc. in April 2004 where he served as Chairman, President, and Chief Executive Officer since 1996. During his tenure sales grew from $600 million to annual consolidated sales of $1.2 billion. Previous to this Mr. Jones served as President of Masco Home Furnishings, Inc., a group of 14 companies with over $2 billion in annual sales. From 1982 to 1988 Mr. Jones was President of HON industries, a Fortune 500 company.

JAMES K. PARSONS. Mr. Parsons was appointed as Executive Vice President and a Director of the Company as of July 31, 2001. Mr. Parsons co-founded Decorize.com. From 1983 to 2001, Mr. Parsons served as President of GuildMaster, which he founded and co-owned, and which is now a wholly-owned subsidiary of the Company. GuildMaster has been recognized as a design leader in the industry and has created such successful brands as the Arnold Palmer Home Collection, Tin Revival and America Country West. Previously, from 1976 to 1983, Mr. Parsons founded and owned a collection of home furnishings-related businesses in Springfield, Missouri and a design studio in Kansas City, Missouri.

J. MICHAEL SANDEL. Mr. Sandel was elected a director and Vice President of the Company as of July 31, 2001 in conjunction with the Company’s acquisition of Faith Walk Designs, Inc., of which he was a co-owner. Mr. Sandel and his wife, Kitty Sandel, founded Faith Walk Designs in 1985 to focus on upscale hand-painted furniture. In 1997, the Sandels opened a retail outlet related to Faith Walk Designs under the name Odds & Ends, L.P., the assets of which were contributed to Faith Walk in July 2001.

     None of the nominees have any family relationship with each other or any officer or director of the Company. None of the nominees hold directorships in other reporting companies. None of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person, except only the directors and executive officers of the Company acting solely as such.

      In addition to these six nominees, the holders of the Company’s Series A Convertible Cumulative Preferred Stock, par value $.001 per share (the “Preferred Stock”), voting separately as a single class, have the right to elect two members of the Board of Directors. The holders of the Preferred Stock have elected Stephen R. Crowder and Steven W. Fox to serve as these directors.

STEPHEN R. CROWDER. Mr. Crowder was appointed a director and President/Chief Executive Officer of the Company on February 3, 2004. Before joining the Company, Mr. Crowder served as President of ReGen Technologies, a Joint Venture between SRC Holdings Corporation and John Deere since 1999. Prior to this Mr. Crowder served as President of ATS Telephone and Data Systems in Memphis, TN from 1996 to 1999 and as Vice President of Technical and Customer Support Operations for TechForce Corporation from 1993 to 1996. Mr. Crowder also serves on the boards of SRC Holdings Corporation, Springfield Area Chamber of Commerce, Newstream Enterprises LLLP, Megavolt LLLP, and the National Center for Employee Ownership (NCEO).

STEVEN W. FOX. Mr. Fox was appointed a director of the Company on February 3, 2004. Mr. Fox has been General Manager and a member of the Management Committee of Quest Capital Alliance L.L.C., a private equity fund since 2000. From 1988 to 2000 he was with Boatman’s Bank (now Bank of America) where he served in various capacities including Senior VP and Chairman of the Senior Loan committee, Chief Credit Officer/Senior Lender, and Market Executive for Commercial Banking in Southwest Missouri. Prior to this he was with Cherrywood Development Trust, a registered investment advisor and investment banking firm. Mr. Fox also serves on the Board of Directors of Global Energy Group, Inc. Mr. Fox received his MBA and BSBA from the University of Missouri-Columbia.

Board of Directors; Committees

     The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors will hold its annual meeting on October 13, 2004, immediately following the Stockholder Meeting. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.

     The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

Audit Committee

     In fiscal year 2004, Kevin Bohren and Timothy M. Dorgan were members of the Audit Committee. Dr. John Bagalay served as the third member of the Audit Committee from the beginning of fiscal 2004 until he resigned in February 2004. In addition, Steven W. Fox served on the Audit Committee from the time of his appointment in February 2004 until May 2004, when Richard B. Chalker, Jr. was elected to the Audit Committee and appointed Chairman. The Board of Directors has determined that Mr. Chalker is both independent and an audit committee financial expert, as determined by SEC guidelines. The members of the Audit Committee met five times during the last fiscal year. The Board of Directors adopted a charter for the Audit Committee on January 7, 2002, which is attached as an exhibit to the Company’s 2002 Proxy Statement filed with the SEC on November 4, 2002. The functions of the Audit Committee include the following:

  recommending annually to the Board of Directors the appointment of the independent public accountants of the Company;
  reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;
  determining the independence of the independent public accountants;
  making inquiries with respect to the appropriateness of accounting principles followed by the Company; and
  receiving and reviewing reports from Company management relating to the Company’s financial reporting process, the adequacy of the Company’s system of internal controls, and legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance policies.

     During fiscal year 2004, all of the members of the Audit Committee were considered to be “independent” within the meaning of the AMEX’s listing standards.

Audit Committee Report

     The Company’s Audit Committee for fiscal year 2004 has reviewed and discussed the audited financial statements for that year with management. The Audit Committee discussed with management the matters set forth in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

  methods used to account for significant unusual transactions;
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
  disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from BKD, LLP, the Company’s independent accountants, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BKD, LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

Richard B. Chalker, Jr., Chairman Kevin Bohren Timothy M. Dorgan

Compensation Committee

     For fiscal year 2004, the Compensation Committee consisted of Timothy M. Dorgan, Fabian Garcia and Kevin Bohren. Following his appointment to the board, Mr. Chalker was also appointed to the Compensation Committee. The functions of the Compensation Committee include the following:

  reviewing and approving annual salaries and bonuses for all executive officers;
  reviewing, approving and recommending to the Board of Directors the terms and conditions of all employee benefits or changes thereto; and
  managing and administering the Company’s 1999 Stock Option Plan, as amended, for the benefit of  certain officers, directors, employees and advisors of the Company.

     The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the terms on which the options were granted pursuant to the 1999 Stock Option Plan. The Compensation Committee did not meet during the last fiscal year, but acted by unanimous written consent on three occasions.

Nominating Committee

     The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee.

Attendance and Compensation

     The Board of Directors met seven times during the 2004 fiscal year (including regularly scheduled and special meetings). A quorum was present at every meeting. All directors attended all of the meetings of the Board of Directors and its committees that he was required to attend, except that Mr. Garcia was absent from five meetings of the Board of Directors, and therefore attended less than 75% of the meetings during fiscal year 2004. All members of the Board of Directors attended the Board’s 2003 annual meeting except Mr. Garcia and Mr. Sandel.

     Each non-employee director of the Company receives reimbursement of reasonable expenses for each meeting of the Board of Directors attended.

     In fiscal 2004, directors who served as members of the Audit Committee and the Compensation Committee also received stock options for their services as committee members, as described in the chart below, under the Company’s 1999 Stock Option Plan.

Name	No. of Options Granted		Exercise Price	Date of Grant	Expiration Date

John E. Bagalay, Jr.	30,000	(1)	$1.22	10/22/03	6/30/12
Timothy M. Dorgan	10,000	(1)	$1.22	10/22/03	6/30/12
	30,000	(2)	$1.20	12/10/03	6/30/12
Fabian Garcia	10,000	(1)	$1.22	10/22/03	6/30/12
	50,000	(2)	$1.20	12/10/03	6/30/12
Kevin Bohren	30,000	(1)	$1.22	10/22/03	6/30/12
	30,000	(2)	$1.20	12/10/03	6/30/12
Steve Fox	25,000	(2)	$1.40	2/13/04	2/13/11

(1)	Options vest in thirds. First third vested immediately, second third vest on June 30, 2004 and the final third vest on June 30, 2005.
(2)	Options vested immediately.

Stockholder Communications With the Board of Directors

     Any stockholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to the Secretary of the Company at 1938 E. Phelps, Springfield, Missouri 65802. The communication must be clearly addressed to the Company’s Board of Directors or to a specific director.

Nomination Rights of Stockholders

     Any stockholder of the Company may recommend one or more candidates to be considered by the Board of Directors as a potential nominee or nominees for election as director of the Company at an annual meeting of stockholder if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC). In order for the candidate recommendation to be timely for the Company’s 2005 annual meeting of stockholders, a stockholder’s notice to the Company’s Secretary must be delivered to the Company’s principal executive offices no later than May 17, 2005. Any such recommendations received by the Secretary will be presented to the Board of Directors for consideration. All candidates (whether identified internally or by a stockholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” below, are then approved by the Board of Directors will be included in the Company’s recommended slate of director nominees in its proxy statement.

Qualifications to Serve as Director
  Each candidate for director must possess at least the following specific minimum qualifications:
  Each candidate must be prepared to represent the best interests of all the Company’s stockholders and not just one particular constituency.
  Each candidate must be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.
  No candidate may have any material personal, financial or professional interest in any present or potential competitor of the Company.
  Each candidate must be prepared to participate fully in activities of the Board of Directors and attend, and actively participate in, meetings of the Board of Directors and all Committees of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the sole judgment of the Board of Directors, interfere with or limit his or her ability to do so.
  In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:
    Each candidate should contribute to the overall diversity of the Board of Directors – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.
    Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.
    Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business.

Internal Process of Identifying Candidates

     The Board of Directors will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current directors and stockholders. In determining whether to nominate a candidate, the Board of Directors will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the directors may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Reports from those interviews or from directors with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Board of Directors are then considered in determining whether a candidate will be nominated. The Board of Directors also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Management

     The executive officers and directors of the Company are as follows:

Name	Age	Position

Kevin Bohren	46	Chairman of the Board
Stephen R. Crowder	50	President, Chief Executive Officer and Director
James K. Parsons	55	Director and Executive Vice President
J. Michael Sandel	53	Director and Vice President
Richard Chalker	63	Director
Steven W. Fox	47	Director
Fabian Garcia	44	Director
Ron Jones	62	Director
Timothy M. Dorgan	51	Director
Brent Olson	35	Vice President of Finance and Treasurer
Gaylen Ball	52	Secretary and Director of Human Resources

      Information with respect to our executive officers is provided below. Information on Stephen R. Crowder, James K. Parsons and Michael J. Sandel, who are directors as well as executive officers of the Company, is provided on pages 3 and 4 of this Proxy Statement.

BRENT OLSON. Mr. Olson was appointed Vice President of Finance and Treasurer of the Company on June 29, 2001. He also served as Chief Financial Officer of the Company from June 2001 until January 2002. Beginning in January 2001, Mr. Olson held similar positions with Decorate, Inc. During the period from October 1995 to January 2001, Mr. Olson worked for John Q. Hammons Hotels, Inc., an owner and operator of 53 hotel properties nationwide. While there he served as Auditor, Accountant and Corporate Accounting Manager. Mr. Olson earned a Bachelor of Science degree in Accounting from Southwest Missouri State University.

GAYLEN BALL. Ms. Ball was appointed Corporate Secretary and Director of Human Resources of the Company on June 29, 2001 and she served as Office Manager of decorize.com from its inception. From 1982 to March 2000, Ms. Ball worked for Noble Communications Co. serving as Data Processing Manager for the research division, Director of MIS, and Director of Human Resources.

     Each of the Company’s principal officers is elected by, and serves at, the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) our Chief Executive Officer, (ii) our former Chief Executive Officer, and (ii) three other executive officers and one employee who were the most highly compensated officers or employees of the Company for services rendered in all capacities during the twelve month periods ended June 30, 2004, 2003 and 2002.

		Annual Compensation						Long Term Compensation

Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options		All Other Compensation

Stephen R. Crowder (1)	2004	$46,344		$-0	-	$-0	-	125,000	(2)	$-0	-
President, CEO and Director	2003	$-0	-	$-0	-	$-0	-	-0	-	$-0	-
	2002	$-0	-	$-0	-	$-0	-	-0	-	$-0	-
Jon T. Baker (3)	2004	$68,769		$-0	-	$64,350	(5)	-0	-	$-0	-
Former Chairman,	2003	$159,765	(4)	$10,000		$-0	-	-0	-	$-0	-
President, CEO and Director	2002	$158,579	(4)	$20,000		$-0	-			$-0	-
James K. Parsons (6)	2004	$105,354	(7)	$-0	-	$-0	-	-0	-	$-0	-
Executive Vice President	2003	$123,700	(7)	$-0	-	$-0	-	-0	-	$-0	-
and Director	2002	$88,462	(7)	$-0	-	$-0	-	-0	-	$-0	-
J. Michael Sandel	2004	$116,544	(8)	$-0	-	$-0	-	-0	-	$-0	-
Vice President and	2003	$113,423	(8)	$-0	-	$-0	-	-0	-	$-0	-
Director	2002	$107,800		$-0	-	$-0	-	-0	-	$-0	-
Shane Mathews (9)	2004	$54,856		$-0	-	$71,486	(10)	40,000	(13)	$-0	-
Former Key Account	2003	$70,000		$-0	-	$105,373	(11)	15,000	(14)	$-0	-
Manager	2002	$70,000		$-0	-	$94,425	(12)	10,000	(15)	$5,000
Alex Budzinsky	2004	$101,691		$-0	-	$-0	-	185,000	(16)	$-0	-
Former Executive Vice	2003	$107,077		$22,462		$2,478		40,000	(17)	$-0	-
President and CFO	2002	$40,615		$-0	-	$-0	-	100,000	(18)	$-0	-

(1)	Mr. Crowder was appointed as President, Chief Executive Officer and a director of the Company on February 17, 2004, and was therefore employed by the Company for four and one-half months in fiscal year 2004. Mr. Crowder’s initial annual base salary is $150,000.
(2)	The 125,000 shares are issuable under stock options granted under the 1999 Stock Option Plan on February 20, 2004 , for an exercise price equal to $1.40 per share.
(3)	Mr. Baker resigned from his positions as Chairman, President and Chief Executive Officer of the Company on August 25, 2003, and was therefore employed by the Company for two months in fiscal year 2004. Mr. Baker’s term serving as a member of the Board ended in November, 2003.
(4)	Includes $21,421 in deferred compensation earned by Mr. Baker in fiscal year 2002, to be paid in fiscal year 2003.

(5)	65,000 shares issued pursuant separation agreement at the market price of $0.99 on date of issuance for a value of $64,350.
(6)	Mr. Parsons also served as President and Chief Executive Officer of the Company from August 25, 2003, the date of Mr. Baker’s resignation, until February 17, 2004, when Mr. Crowder was appointed to fill those positions.
(7)	Pursuant to his employment agreement with the Company, Mr. Parson’s annual salary is $140,000. Mr. Parsons has opted to forgo the remaining salary owed to him under his employment agreement for fiscal years 2002, 2003 and 2004.
(8)	Mr. Sandel’s annual salary for fiscal year 2004 was $116,544, and his annual salary for fiscal year 2003 was $113,423, although his employment agreement with the Company provides for an annual salary of $110,000. Mr. Sandel was employed by the Company for 11 months in fiscal year 2002.
(9)	Mr. Matthews is not an executive officer of the Company; however, he is included in the table as a highly compensated employee pursuant to SEC rules.
(10)	Represents sales commissions paid in fiscal year 2004.
(11)	Represents sales commissions paid in fiscal year 2003.
(12)	Represents sales commissions paid in fiscal year 2002.
(13)	The 40,000 shares are issuable under stock options granted under the 1999 Stock Option Plan and were granted in a block of 15,000 options on October 22, 2003, for an exercise price of $1.22 per share and a block of 25,000 options on December 10, 2003, for an exercise price of $1.20 per share. These options were forfeited on June 15, 2004.
(14)	The 15,000 shares are issuable under stock options granted under the 1999 Stock Option Plan on July 26, 2002, for an exercise price equal to $2.40 per share.
(15)	The 10,000 shares are issuable under stock options granted under the 1999 Stock Option Plan on October 8, 2001, for an exercise price equal to $2.65 per share.
(16)	The 185,000 shares are issuable under stock options granted under the 1999 Stock Option Plan and were granted in a block of 45,000 options on October 22, 2003, for an exercise price of $1.22 per share and a block of 140,000 options granted on December 10, 2003, for an exercise price of $1.20 per share. These options were forfeited on May 17, 2004.
(17)	The 40,000 shares are issuable under stock options granted under the 1999 Stock Option Plan on July 26, 2002, for an exercise price equal to $2.40 per share.
(18)	The 100,000 shares are issuable under stock options granted under the 1999 Stock Option Plan on January 16, 2002, for an exercise price equal to $2.70.

401(k) Plan

     Effective July 1, 2002, the Company adopted a 401(k) Profit Sharing Plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) plan is available to each employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) plan on the first day of every month any time after one month of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company has made no contributions to the 401(k) plan and, at this time, does not intend to begin matching employee contributions to the 401(k) plan.

Option Grants Table

     The following table sets forth certain information with respect to the options granted during the fiscal year ended June 30, 2004, to each employee listed in the Summary Compensation Table set forth above.

Option Grants in Fiscal Year 2004

Name	Number of Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price in Dollars per Share	Expiration Date

Stephen R. Crowder	125,000	(3)	9.5%	$1.40	2/20/11
Jon T. Baker (4)	-0	-	n/a	n/a	n/a
James K. Parsons (4)	-0	-	n/a	n/a	n/a
J. Michael Sandel (4)	-0	-	n/a	n/a	n/a
Shane Matthews	40,000	(5)	3.1%	$1.20 - $1.22 (2)	n/a
Alex Budzinsky	185,000	(6)	14.1%	$1.20 - $1.22 (2)	n/a

(1)	The aggregate number of options granted in fiscal year 2004 was 1,310,100.
(2)	Closing price of the Common Stock on AMEX at the date of grant.
(3)	All options vested immediately on February 20, 2004, the date of grant.
(4)	The Company has never granted any stock options to Jon T. Baker, James K. Parsons or J. Michael Sandel.
(5)	The options were forfeited on June 15, 2004.
(6)	The options were forfeited on May 17, 2004.

Report on Option Grants

     In December 2003, the Compensation Committee determined that stock options held by certain officers and employees of the Company had exercise prices significantly higher than the market price of the Company’s common stock, and that those options were unlikely to be exercised in the near future and were not providing proper incentives to these officers and employees. Therefore, the Compensation Committee decided to cancel certain options previously granted to these persons and issue new options with an exercise price equal to the closing price of the Company’s common stock on AMEX on the date of grant. By issuing these new options, the Company intended to provide improved incentives to these officers and employees by realigning their compensation programs to more closely reflect current market and economic conditions. Cancellation of options and grants of new options to each employee listed in the Summary Compensation Table are described below.

     The Company cancelled options to purchase 140,000 shares of the Company’s common stock, with exercises prices between $2.40 and $2.70 per share, which were previously granted to Mr. Budzinsky. To replace those options, the Company granted Mr. Budzinsky options to purchase 140,000 shares of common stock, with an exercise price of $1.20 per share. The Company also cancelled options to purchase 25,000 shares of common stock, with prices between $2.40 and $2.65 per share, which were previously granted to Mr. Matthews. To replace those options, the Company granted Mr. Matthews options to purchase 25,000 shares of common stock, with an exercise price of $1.20 per share. The options granted to Mr. Matthews and Mr. Budzinsky in December 2003 were subsequently forfeited, as a result of the resignation of these individuals from their employment with the Company.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to the options owned by the employees named above during the year ended June 30, 2004:

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at June 30, 2004		Value of Unexercised In-the-Money Options at June 30, 2004 (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen R. Crowder	-0-	n/a	125,000	n/a	$-0-	n/a
Jon T. Baker (2)	-0-	n/a	n/a	n/a	n/a	n/a
James K. Parsons (2)	-0-	n/a	n/a	n/a	n/a	n/a
J. Michael Sandel (2)	-0-	n/a	n/a	n/a	n/a	n/a
Alex Budzinsky	-0-	n/a	n/a	n/a	n/a	n/a
Shane Matthews	-0-	n/a	n/a	n/a	n/a	n/a

(1)	Based upon the $0.78 closing price of the Common Stock on the AMEX on June 30, 2004, and the exercise price of the options, which were between $1.13 and $1.40 per share.
(2)	The Company has never granted any stock options to Jon T. Baker, James K. Parsons or J. Michael Sandel.

Employment Agreements

      Our only employment contract with an executive officer is with Mr. Sandel. Mr. Parsons’ employment contract expired on June 15, 2004. Mr. Baker’s employment contact was superceded by a Separation Agreement entered into by the Company and Mr. Baker following his resignation as Chairman of the Board, President and Chief Executive Officer and in August 2003. A summary of each of these employment agreements is provided below.

      Mr. Sandel’s employment contract, dated July 31, 2001, has a term of four years and a base annual salary of $110,000. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. The agreement contains an equity compensation provision under which Mr. Sandel had an opportunity to earn an equity compensation bonus on the second anniversary of the agreement based on the profitability of Faith Walk Designs, but no equity compensation was earned prior to expiration of that provision of the agreement. The contract also includes a two-year covenant-not-to-compete in the event Mr. Sandel voluntarily terminates his employment with us.

      Mr. Parsons’ employment contract, dated June 15, 2001, provided for a base annual salary of $140,000, and bonuses at the sole discretion of our Board of Directors.

      Mr. Baker’s employment contract, dated June 15, 2001, had a term of three years and a base annual salary of $160,000. The contract included a two-year covenant-not-to-compete in the event Mr. Baker voluntarily terminated his employment with us. On August 25, 2003, Mr. Baker tendered his resignation as Chairman of the Board, President and Chief Executive Officer. Subsequently, the Company and Mr. Baker entered into a Separation Agreement and Release to clarify their respective obligations following the termination of Mr. Baker’s employment. The Separation Agreement provides for the Company (i) to pay Mr. Baker severance in the amount of $36,000; (ii) to issue 65,000 shares of Common Stock to Mr. Baker on March 1, 2004; and (iii) to reimburse Mr. Baker’s costs incurred under the Consolidated Omnibus Budget Reconciliation Act ("COBRA”) to continue his health insurance coverage under the Company’s health insurance plan during the period from September 1, 2003, until December 31, 2004; however, any payments for his dependents will remain his own responsibility. The Company also paid all interest due (calculated at 4% per year) on the Promissory Note entered into between Mr. Baker and the Company on June 15, 2003, as modified by the Note Modification Agreement dated April 30, 2002, on July 31, 2004. The Separation Agreement also contains standard confidentiality, non-hire and release language for the benefit of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership with the SEC. Based upon a review of the copies of such reports furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended June 30, 2004.

Compensation Committee Interlocks And Insider Participation

     No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Certain Relationships And Related Transactions

     When we acquired GuildMaster in June 2001, all of the stock of GuildMaster was owned by James Parsons, our Executive Vice President, and Ellen Parsons, the wife of James Parsons, and by Jon Baker, former President, Chief Executive Officer and director of the Company. The purchase price for GuildMaster was $2.5 million, which we paid by issuing a $375,000 promissory note to Mr. Baker and by issuing Common Stock worth approximately $2,125,000 to Mr. Baker, Mr. Parsons and Mrs. Parsons. As part of the transaction, we entered into employment agreements with Mr. Baker and Mr. Parsons. We also assumed a $925,000 debt owed by GuildMaster to Mr. Parsons, by issuing a $925,000 promissory note. In connection with a private placement of Preferred Stock by the Company in February 2004, Mr. Parsons and Mr. Baker exchanged their notes for shares of Common Stock, on the basis of $1.00 per share. Accordingly, the Company issued 75,000 shares to Mr. Parsons and 375,000 shares to Mr. Baker, the outstanding principal amount of Mr. Parsons’ note was reduced to $850,000, and the outstanding principal amount of Mr. Baker’s note was reduced to zero. However, the Company issued a new subordinated promissory note to Mr. Baker in the amount of $56,451, representing the unpaid, accrued interest owed to Mr. Baker under the previous note.

     We acquired Faith Walk in July 2001. Prior to the acquisition, Faith Walk was owned by J. Michael Sandel and his spouse. The purchase price for Faith Walk was $1.0 million. We paid $284,000 of the purchase price in cash. The remainder of the purchase price was paid by issuing a $216,000 promissory note and Common Stock worth approximately $510,000 to Mr. Sandel and his spouse. As part of the transaction, we entered into an employment agreement with Mr. Sandel. You can find information about Mr. Sandel’s employment agreement in "Executive Compensation" on page 12 of this Proxy Statement. In October 2002, Mr. Sandel repaid a note on behalf of Faith Walk to Sterling Bank in the amount of $288,000. The Company subsequently issued a note in the same amount to Mr. Sandel. In connection with a private placement of Preferred Stock by the Company in February 2004, Mr. Sandel exchanged his notes for shares of Common Stock, on the basis of $1.00 per share. Accordingly, the Company issued 550,500 shares to Mr. Sandel, and the outstanding principal amount of Mr. Sandel’s note and unpaid interest were paid in full.

     On February 26, 2002, we completed a private placement financing with NestUSA of a $750,000 Convertible Term Note, convertible into 535,714 (as adjusted from an initial 300,000 shares in accordance with the antidilution provisions of such instrument due to the private placement completed in November and December of 2002) shares of Common Stock, with 300,000 warrants exercisable at $2.50 per share. As amended, the note is convertible into shares of Common Stock of the Company until December 31, 2003. NestUSA has not indicated whether it will convert the note, in whole or in part, into shares of Common Stock. The number of shares that may be issued upon conversion of the note depends upon if, and how much of the note, NestUSA decides to convert to Common Stock. Effective as of January 31, 2003, the convertible term note was amended to restructure the payments of principal and interest due from the Company. From January 31, 2003 until December 31, 2003, we made monthly payments of interest and principal on the note in the amount of $17,500. Effective December 31, 2003, the note was reamortized and the monthly installments beginning on January 31, 2004 were adjusted. The note is due in full on December 31, 2004. In connection with the restructuring of the Convertible Term Note, on January 31, 2003, we issued warrants to NestUSA exercisable for 216,000 shares of Common Stock at an exercise price of $2.80 per share. The warrants are exercisable until December 31, 2005.

     On October 3, 2003, we issued a line of credit note to James K. Parsons, the Company’s Executive Vice President, in the amount of $800,000 at an interest rate of prime plus 1.25%, together with 500,000 warrants exercisable at $1.40 per share. On December 10, 2003, the note was amended to increase the principal amount available to $1,000,000, and Mr. Parsons was issued an additional 200,000 warrants exercisable at $1.20 per share. The note is due in full on September 30, 2004. The initial set of warrants are exercisable until September 30, 2006, and the second set of warrants terminate on December 31, 2006.

     On February 13, 2004, the Company completed a private placement of 500,000 shares of its Preferred Stock to SRC Holdings Corporation ("SRC”) at a price of $1.00 per share. Each share of Preferred Stock is convertible into one share of Common Stock. The Company also issued SRC warrants to acquire 750,000 shares of Common Stock at an initial exercise price of $1.40 per share, and it agreed to issue additional warrants for up to 1,000,000 shares of Common Stock at the time the Company obtains a new $1,000,000 line of credit relying on a standby limited guaranty provided by SRC. In connection with the offering, the Company also issued warrants to acquire up to 600,000 shares of Common Stock at SRC’s request to Quest Capital Alliance, L.L.C. ("Quest”) which are exercisable at an initial exercise price of $1.40 per share. The Company also pays Quest a management fee of $2,500 per month. The holders of the Preferred Stock have the right to appoint two directors of the Company, voting separately as a class. Mr. Crowder and Steven W. Fox currently serve as these directors. In addition, the Company agreed not to undertake certain major transactions unless it obtains the approval of the holders of Preferred Stock or redeems all outstanding shares of Preferred Stock at the closing of such transaction. Subject to certain exceptions, the Company also agreed that it will not issue any new securities without the consent of the holders of Preferred Stock, subject to the issuance of a limited number of stock options or other stock options meeting certain requirements.

     Concurrent with the closing of the sale of the Preferred Stock to SRC, James K. Parsons, a director and the Executive Vice President of the Company, executed a voting agreement whereby he granted SRC the right to vote his shares of Common Stock in connection with certain major transactions. The voting rights granted by Mr. Parsons to SRC will terminate on February 13, 2006.

     As a further condition to closing the private placement of the Preferred Stock, the Company entered into agreements to convert an aggregate $1,410,200 of debt owed to a principal stockholder and three of its current and former executive officers. The Company amended a convertible term note held by NEST. On the date of the exchange, the Company owed approximately $620,000 to NEST USA under the convertible note. Decorize issued 409,700 shares of Common Stock to NEST USA in exchange for a $409,700 principal reduction in the existing note. In addition to those shares of Common Stock, The Company issued a second amended and restated note to NEST USA, which has an initial principal balance equal to the remaining $210,497 owed to NEST USA and a new schedule of payments providing for monthly payments of $10,000 each beginning February 1, 2004, and ending December 31, 2005, at which time all amounts due under the second amended and restated note would be due in full. In consideration of these transactions, the Company amended certain outstanding warrants held by NEST USA to extend their expiration date to December 31, 2005, and issued another set of warrants to NEST USA that are exercisable for 400,000 shares of Common Stock at an initial exercise price equal to $1.40.

PROPOSAL 2
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the firm of BKD, LLP as the Company’s independent public accountants for fiscal year 2004 – 2005. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent public accountants in maintaining the integrity of the Company financial controls and reporting. Representatives of BKD, LLP are expected to attend the Annual Meeting and to make a statement if they desire to do so, and will respond to appropriate questions from stockholders.

      If the appointment of BKD, LLP as the Company’s independent public accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent public accountants. The Board of Directors may terminate the appointment of BKD, LLP as the Company’s independent public accountants without stockholder approval whenever the Board of Directors deems such termination necessary or appropriate.

      The following proposal will be presented at the Annual Meeting by direction of the Board of Directors:

RESOLVED, That action by the Board of Directors appointing BKD, LLP as the Company’s independent public accountants to conduct the annual audit of the financial statements of the Company for the fiscal year ended June 30, 2005, is hereby ratified, confirmed and approved.

The Board of Directors recommends that you vote FOR the ratification of BKD, LLP as the Company’s independent public accountants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On January 3, 2003, the Company dismissed its independent public accountants, Ernst & Young LLP. The decision to change accountants was recommended and approved by our Board of Directors on that same date, following the recommendation of the Company’s Audit Committee. From April 12, 2002, the date of the Company’s engagement of Ernst & Young LLP, until January 3, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the former accountants’ reports on the Company’s financial statements for the period of their engagement with the Company contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

     The letter from the former accountants to the office of the Chief Accountant of the SEC stating that they are in agreement with the above statements is attached to the Company’s Form 8-K filed with the SEC on January 6, 2003.

     Effective January 6, 2003, the Company engaged BKD, LLP, as its independent public accountants. During the two most recent fiscal years ending June 30, 2004 and June 30, 2003 and the period from July 1, 2004 through September 14, 2004, neither the Company, nor anyone on behalf of the Company, consulted BKD, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage BKD, LLP as our independent public accountants. The Company instructed BKD, LLP to audit its financial statements for the year ended June 30, 2002, in addition to completing its normal year end audit of its fiscal 2003 and 2004 financials.

Audit Fees

     The aggregate fees billed during the year ended June 30, 2004 by BKD, LLP for professional services rendered in connection with the audits of our June 30, 2004 and 2003 consolidated financial statements were $65,800 and $6,755, respectively. Ernst & Young, LLP billed us $107,965 in connection with their audit of the June 30, 2002 financial statements during 2003. Kirkpatrick, Phillips & Miller P.C. billed us $5,090 during 2003 for professional services rendered in connection with their audit of our financial statements as of June 30, 2001.

     Fees billed by BKD, LLP for reviews of our interim financial statements for inclusion with quarterly reports of Form 10QSB totaled $15,295 and $7,000 during the fiscal years ended June 30, 2004 and 2003, respectively. Ernst & Young, LLP billed us $15,700 during 2003 for their review of interim financial statements included with Form 10QSB. Kirkpatrick, Phillips & Miller P.C. billed us $1,555 during 2003 for reviews relating interim financial statements included in quarterly reports of Form 10QSB.

     Fees billed by BKD, LLP for professional services rendered in connection with various registration statements during fiscal years ended June 30, 2004 and 2003 were $59,035 and $38,765, respectively. During 2003, Ernst & Young, LLP billed fees of $46,300 and Kirkpatrick, Phillips & Miller P.C. charged $23,290.

Audit-Related Fees

     During the fiscal years-ended June 30, 2004 and 2003, the Company incurred professional fees for other audit-related assurance services from BKD, LLP totaling $54,405 and $2,155, respectively.

Tax Fees

     Fees billed by BKD, LLP for professional services rendered in connection with tax compliance, tax advice and tax planning were $27,498 and $23,485 for the fiscal years ended June 30, 2004 and 2003, respectively. Ernst & Young, LLP billed us $4,585 for such services during 2003.

All Other Fees

      The Company did not pay for any other professional accounting services during the fiscal years ended June 30, 2004 and 2003.

      The audit committee approves all audit, tax and other consulting services to be rendered by outside accountants prior to the work being performed, and evaluates the impact that provision of such services has upon the independence of the Company’s auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock and Preferred Stock as of September 9, 2004, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding Common Stock and/or the outstanding Preferred Stock, (ii) each director of the Company, (iii) each person listed in the Summary Compensation Table set forth under the caption “Executive Compensation” on page 9 of this Proxy Statement, and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his shares.

	COMMON STOCK			PREFERRED STOCK

Name	Shares Beneficially Owned (1)		Percent of Class (2)	Shares Beneficially Owned (1)		Percent of Class (2)

NestUSA, Inc.	1,573,502	(3)	11.0%	-0	-	0.0%
1800 Bering Drive, Suite 755
Houston, TX 77057

Quest Capital Alliance	1,584,286	(4)	11.2%	-0	-	0.0%
3140 East Division
Springfield, MO 65802

SRC Holdings Corporation	1,286,197	(5)	8.9%	500,000		100.0%
3140 East Division
Springfield, MO 65802

Stephen R. Crowder	125,000	(6)	*	-0	-	0.0%
1938 E. Phelps
Springfield, MO 65802

James K. Parsons	3,328,970	(7)	24.1%	-0	-	0.0%
3655 E. Phelps
Springfield, MO 65802

Kevin Bohren	361,908	(8)	2.7%	-0	-	0.0%
3435 Dearborn Ave. #201
Chicago, IL 60404

Richard Chalker	-0	-	*	-0	-	0.0%
8830 Catalina St.
Prairie Village, KS 66207

Timothy M. Dorgan	69,101	(9)	*	-0	-	0.0%
350 May Avenue
Glen Ellyn, IL 60137

Steven W. Fox	1,619,536	(10)	11.4%	-0	-	0.0%
3140 East Division
Springfield, MO 65802

Fabian Garcia	266,403	(11)	2.0%	-0	-	0.0%
8 A Camden Park
Singapore 299799

Ron Jones	-0	-	*	-0	-	0.0%
3102 Cabarrus Drive
Greensboro, NC 27407

J. Michael Sandel	711,943		5.4%	-0	-	0.0%
10823 Dunbrook
Houston, TX 77070

Jon T. Baker	2,633,741		20.0%	-0	-	0.0%
6570 E. Farm Rd. 134
Springfield, MO 65802

Shane Matthews	19,520		*	-0	-	0.0%
1938 E. Phelps
Springfield, MO 65802

Alex Budzinsky	-0	-	*	-0	-	0.0%
1413 St. Mary’s
Springfield, MO 65802

All Executive Officers and Directors as a Group (11 persons)(12)	6,645,148		43.3%	-0	-	0.0%

* Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.
(2)	Reflects the number of shares outstanding on September 9, 2004, and with respect to the percentage calculated for each individual stockholder or group of stockholders, it is assumed that such stockholder or group exercises all of the stock options owned by such individual or group that are exercisable currently or within 60 days of such date.
(3)	Includes 80,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 300,000 shares issuable upon exercise of warrants at an exercise price of $1.50 per share, 216,000 shares issuable upon exercise of warrants at an exercise price of $2.80 per share, 400,000 shares issuable upon exercise of warrants at an exercise price of $1.00 per share, and 157,502 shares issuable upon conversion of a convertible term note, at a conversion price of $1.00 per share. Marwan M. Atalla is the President of this selling stockholder and has the right to exercise control over the voting and disposition of the shares of Common Stock owned by it.
(4)	Includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share, and 600,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share. Steven W. Fox, a director of the Company, serves on the Management Committee of Quest Capital Alliance and shares control with the other members of the Management Committee with respect to the voting and disposition of the shares owned by Quest. Accordingly, these shares are also included in Mr. Fox’s beneficial ownership.
(5)	Includes 500,000 shares issuable upon conversion of Preferred Stock of the Company, and 750,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share.
(6)	Includes 125,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price equal to $1.40 per share.
(7)	Includes 500,000 shares issuable under warrants at an exercise price of $1.40 per share and 200,000 shares issuable under warrants at an exercise price of $1.20 per share.
(8)	Includes 40,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price ranging from $1.20 to $1.22 per share.
(9)	Includes 33,333 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price ranging from $1.20 to $1.22 per share.
(10)	Includes 25,000 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price equal to $1.40 per share. Also includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share, and 600,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share, which are held by Quest Capital Alliance. Steven W. Fox, a director of the Company, serves on the Management Committee of Quest Capital Alliance and shares control with the other members of the Management Committee with respect to the voting and disposition of the shares owned by Quest.
(11)	Includes 53,333 shares issuable upon the exercise of stock options granted under the Company’s stock option plan, at an exercise price ranging from $1.20 to $1.22 per share and another 20,000 shares issuable upon exercise of warrants at an exercise price of $3.00 per share.
(12)	Includes all executive officers and directors of the Company, as a group, as of September 9, 2004.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT
NEXT ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder of record of the Company who desires to submit a proposal for inclusion in the proxy materials distributed by the Company relating to the next annual meeting of stockholders, must do so in writing in accordance with the procedures set forth in Company’s Bylaws. The notice must be received at the Company’s principal executive offices by May 17, 2005, in order to be included in the Company’s proxy materials.

     For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with the procedures set forth in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than 60, nor more than 180, days prior to October 13, 2005.

     The notice must contain, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The proponent of any proposal submitted must be a record or beneficial owner entitled to vote at the next annual meeting on his or her proposal and must continue to own the security entitling him or her to vote through the date on which the meeting is held. In addition, if the stockholder’s ownership of shares, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

ANNUAL REPORT ON FORM 10-KSB

     The Company’s Annual Report on Form 10-KSB has been distributed to all record holders as of the record date. The Annual Report on Form 10-KSB is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

     Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

     In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone or telegraph through its officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by them, and will reimburse such persons for forwarding such material at the rates suggested by the American Stock Exchange. The Company will bear the cost of the solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and the enclosed form of proxy on or about September 14, 2004.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

     Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Decorize, Inc., Attention: Secretary, 1938 E. Phelps, Springfield, Missouri 65802, or call (417) 879-3326, to request:

  a separate copy of this Proxy Statement;
  a separate copy of Proxy Statements or Annual Reports of the Company in the future; or
  delivery of a single copy of Proxy Statements or Annual Reports of the Company, if such stockholder is receiving multiple copies of those documents.

FORM OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF THE STOCKHOLDERS OF DECORIZE, INC.
TO BE HELD OCTOBER 13, 2004.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of Decorize, Inc. (the “Company”) to be held on October 13, 2004, at 8:00 a.m., local time, at High Point International Home Furnishings Market, C & D Building, 201 W. Commerce Avenue Suite 1A, High Point, North Carolina, and the Proxy Statement in connection therewith, and appoints Stephen R. Crowder and Brent Olson, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Decorize, Inc. held of record by the undersigned as of the close of business on September 9, 2004, at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS.

_____ FOR all nominees listed below (except as marked to the contrary below)

_____ WITHHOLD authority to vote for all nominees listed below

             Kevin Bohren, Richard Chalker, Fabian Garcia, Ron Jones, James K. Parsons and J. Michael Sandel

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees’ names on the space provided below.)

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP AS THE COMPANY’S INDEPENDENT
PUBLIC ACCOUNTANTS.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY MATTERS
WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR
POSTPONEMENT THEREOF.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

     It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" THE NAMED PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

Please sign exactly as name(s) appears below.
When shares are held by joint tenants, both
should sign. When signing as attorney, executor,
administrator, trustee or guardian, please give
full title as such. If a corporation, please sign in
full corporate name by President or other
authorized officer. If a partnership, please sign in
partnership name by authorized person.

Dated: ______________, 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

|_|  PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.